As filed with the Securities and Exchange Commission on October 14, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KORN/FERRY INTERNATIONAL

(Exact name of Registrant as Specified in Its Charter)

Delaware	95-2623879
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1900 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(Address, including Zip Code, of Registrant’s Principal Executive Offices)

KORN/FERRY INTERNATIONAL THIRD AMENDED AND RESTATED 2008 STOCK

INCENTIVE PLAN

(Full Title of Plan)

Gary D. Burnison

1900 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(310) 552-1834

(Name, address, zip code, and telephone number,

including area code, of agent for service)

Copy to:

Ari Lanin, Esq.

Gibson, Dunn & Crutcher LLP

2029 Century Park East

Los Angeles, CA 90067

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	5,500,000(1)	$20.675(2)	$113,712,500(2)	$13,179.28

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of common stock of the Registrant as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Korn/Ferry International Third Amended and Restated 2008 Stock Incentive Plan.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act, based upon the average of the high and low prices of the common stock of the Registrant on the New York Stock Exchange on October 13, 2016.

EXPLANATORY STATEMENT

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Korn/Ferry International, a Delaware corporation (the “Registrant”), relating to 5,500,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible persons under the Korn/Ferry International Third Amended and Restated 2008 Stock Incentive Plan (the “Plan”), which 5,500,000 shares are in addition to the (i) 2,500,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on April 17, 2009, as amended by the Form S-8/A filed on June 5, 2009 (Commission File No. 333-158632), the (ii) 2,360,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on September 10, 2009 (Commission File No. 333-161844), and the (iii) 5,306,897 shares of Common Stock registered on the Registrant’s Form S-8 filed on December 12, 2012 (Commission File No. 333-185438) (collectively, the “Prior Registration Statements”) with the Securities and Exchange Commission (the “Commission”). The contents of the Prior Registration Statements are incorporated herein by reference and made a part of this Registration Statement, except as amended hereby.

Pursuant to General Instruction E to Form S-8, because this Registration Statement registers additional securities under the Plan of the same class as those to which the Prior Registration Statements relate and are effective, this Registration Statement consists only of the following: the facing page, the required statement regarding incorporation by reference, information required to be in this Registration Statement that is not in the Prior Registration Statements, the required opinions and consents, and the signature page.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Registrant, filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed December 9, 2013, and incorporated herein by reference.

4.2	Fourth Amended and Restated Bylaws of the Registrant, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed October 7, 2014, and incorporated herein by reference.

4.3	Form of Common Stock Certificate of the Registrant, filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-49286), filed November 3, 2000, and incorporated herein by reference.

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Counsel (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	Korn/Ferry International Third Amended and Restated 2008 Stock Incentive Plan, filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed October 12, 2016, and incorporated herein by reference.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Korn/Ferry International, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of October, 2016.

KORN/FERRY INTERNATIONAL

By:	/s/ Gary D. Burnison
Gary D. Burnison
President, Chief Executive Officer and Director

We, the undersigned officers and directors of Korn/Ferry International, do hereby constitute and appoint Gary D. Burnison and Robert P. Rozek, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us and in each of our names, places and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in and about the premises, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or his/her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary D. Burnison Gary D. Burnison	President, Chief Executive Officer (Principal Executive Officer) and Director	October 14, 2016

/s/ Robert P. Rozek Robert P. Rozek	Executive Vice President, Chief Financial Officer and Chief Corporate Officer (Principal Financial Officer and Principal Accounting Officer)	October 14, 2016

/s/ George T. Shaheen George T. Shaheen	Chairman of the Board and Director	October 14, 2016

/s/ Doyle N. Beneby Doyle N. Beneby	Director	October 14, 2016

/s/ William R. Floyd	Director	October 14, 2016
William R. Floyd

/s/ Christina A. Gold	Director	October 14, 2016
Christina A. Gold

/s/ Jerry P. Leamon	Director	October 14, 2016
Jerry P. Leamon

/s/ Debra J. Perry	Director	October 14, 2016
Debra J. Perry

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Registrant, filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed December 9, 2013, and incorporated herein by reference.

4.2	Fourth Amended and Restated Bylaws of the Registrant, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed October 7, 2014, and incorporated herein by reference.

4.3	Form of Common Stock Certificate of the Registrant, filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-49286), filed November 3, 2000, and incorporated herein by reference.

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Counsel (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	Korn/Ferry International Third Amended and Restated 2008 Stock Incentive Plan, filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed October 12, 2016, and incorporated herein by reference.

* Filed herewith.

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